UNAUDITED FINANCIAL STATEMENTS AS OF AND FOR THE NINE MONTHS ENDED
SEPTEMBER 30, 2018

HTS IMAGE PROCESSING, INC

CONDENSED COMBINED BALANCE SHEET

	September 30,	December 31,
(In thousands, except number of shares and earnings per share)	2018	2017
	Unaudited	Audited
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$770	$101
Accounts receivable, net	4,030	869
Inventories, net	1,421	801
Prepaid expenses and other current assets	171	78
TOTAL CURRENT ASSETS	6,392	1,849

Fixed assets, net	179	110
Goodwill	2,684	-

TOTAL ASSETS	$9,255	$1,959

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$2,466	$428
Accrued payroll and sales tax	137	281
Deferred tax Liability	15	15
Notes payable, related party	127	-
Other current liabilities	3,955	11

TOTAL CURRENT LIABILITIES	6,700	735

LONG TERM LIABILITIES
Other long term liabilities	2,652	1,378

TOTAL LIABILITIES	$9,352	$2,113

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EARNINGS (DEFICIT)
Common stock, $0.001 par value; 1,000,000 shares authorized, 1,000,000 issued and outstanding	0	0
Additional paid-in capital	1	1
Accumulated earnings (deficit)	(98)	(155)
TOTAL STOCKHOLDERS’ EARNINGS (DEFICIT)	(97)	(154)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$9,255	$1,959

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HTS IMAGE PROCESSING, INC

UNAUDITED CONDENSED COMBINED STATEMENTS OF INCOME AND COMPREHENSIVE LOSS

FOR THE 9-MONTH PERIOD ENDED SEPTEMBER 30, 2018

(In thousands except per share data)	Unaudited
Revenue	$6,419
Cost of revenue	3,581
Gross profit (loss)	2,838

Operating expenses
General and administrative	167
Salary and employee benefits	1,668
Research and development	43
Professional fees	440
Total operating expenses	2,318

Income from operations	520
Other income (expenses)	(336)
Income before income taxes	184
Income tax benefit (provision)	(127)
Net income available to common stockholders	$57

Basic and diluted net loss per common share	$0.29

Basic and diluted weighted average common shares outstanding	200,000

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HTS IMAGE PROCESSING, INC

UNAUDITED CONDENSED COMBINED STATEMENT OF CASH FLOWS

FOR THE 9-MONTH PERIOD ENDED SEPTEMBER 30, 2018

9 months ended
September 30, 2018
Cash flows from continuing operating activities:
Net income	$57
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	50
Changes in operating assets and liabilities:
(Increase) / decrease in accounts receivable	-1,409
(Increase) / decrease in prepaid	-93
(Increase) in inventory	-2
Increase in accounts payable and accrued liabilities	1,445
Increase / (decrease) in accrued payroll and sales taxes payable	-144
Increase / (decrease) in other liabilities	179
Net cash provided by operating activities	83

Cash flows from investing activities:
Acquisition of HTS assets	-4,300
Purchase of property and equipment	(119)
Net cash (used in) provided by investing activities	-4419

Cash flows from financing activities:
Proceeds from other liabilities	6,864
Principal payments	-1,986
Proceeds (payment) of related party notes/loans payable	127
Net cash used in financing activities	5,005

Cash used in discontinued operations	-

Net (decrease) in cash	669
Cash, beginning of year	101

Cash, end of year	$770

Cash paid for interest	$241
Cash paid for taxes	$0

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NOTE 1 — DESCRIPTION OF BUSINESS

Overview

HTS Image Processing, Inc (formerly Teamtronics, Inc.) (a Delaware C corporation - the Company) was organized on September 20, 2016 to manufacture and sell portable rugged computerized equipment for industrial and field automation.

HTS a technological world leader in computer vision image processing-based solutions for Security, Safe Cities, Traffic Management, Parking Management, Law Enforcement, Surveillance and Access Control. HTS’ groundbreaking AI-based vision solutions are currently in use for sensitive Homeland Security anti-terror projects and discerning customers including: the Brookhaven National Laboratory for access control, JFK Airport, Newark Airport, La Guardia Airport, Boston’s Logan Airport, the U.S. Department of Transportation for readers at the US/Mexico border crossing, as well as a Florida municipality, and a Middle Eastern Homeland Security authority for the automated monitoring of sensitive zones.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting - The financial statements of the Company are prepared on the accrual basis of accounting and in accordance with accounting principles generally accepted in the United States of America.

Basis of Presentation and Principles of Consolidation - The consolidated financial statements of the Company include the combined accounts of HTS Image Processing, Inc, Teamtronics, Ltd, and HTS USA, Inc. The Companies currently operate as a single business unit. All material intercompany transactions and accounts have been eliminated in consolidation.

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities, at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

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Cash and Cash Equivalents - Cash and cash equivalents are defined as cash and investments that have a maturity of less than three months. As of December 31, 2017, the Company had no cash equivalents in banks in excess of FDIC insurance of $250,000.

Accounts Receivable - Accounts receivable are stated net of an allowance for doubtful accounts. The Company estimates the allowance based on historical write-offs and management experience. As of September 30, 2018, management estimated all accounts receivable were collectible in full and accordingly, no allowance has been provided.

Inventory - The Company’s inventories are stated at the lower of cost (using the first-in first-out method - FIFO) or market. Inventories include raw materials (hardware, computer accessories etc.), and work-in-process. Work-in-process have standard overhead and labor costs allocated based on a percentage determined by management.

Property & Equipment - Property and equipment are recorded at cost. Depreciation and amortization expense is calculated using the straight-line method over the estimated useful lives, generally from three to fifteen years. Maintenance, repairs and minor renewals are expensed as incurred. The cost of property sold or otherwise disposed of and the related accumulated depreciation is relieved from the accounts, and any gains or losses arising from sale or disposal are included in income.

Paid Time Off - The Company provides paid time off for vacation, sick and personal time for its employees. Employees do not have the option of cashing out unused paid time off. The Company expenses the paid time off as incurred. No accrual has been made at year end due to the immateriality of the balance.

Impairment of long-lived assets - Management reviews net carrying value of all property and equipment and other long-lived assets on a periodic basis or whenever events or circumstances indicate that the carrying value of those assets may not be recoverable.

Business Combinations - Business combinations are accounted for under the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”). Under the acquisition method the acquiring entity in a business combination recognizes 100 percent of the acquired assets and assumed liabilities, regardless of the percentage owned, at their estimated fair values as the date of acquisition. Any excess of the purchase price over the fair value of net assets and other identifiable intangible assets acquired is recorded as goodwill. To the extent the fair value of net assets acquired, including other identifiable assets, exceeds the purchase price, a bargain purchase gain is recognized. Assets acquired and liabilities assumed from contingencies must also be recognized at fair value, if the fair value can be determined during the measurement period. Results of operations of an acquired business are included in the consolidated statement of income (loss) from the date of acquisition. Acquisition-related costs, including conversion and restructuring charges, are expensed as incurred.

An impairment loss is recognized when the carrying amount of an asset exceeds the sum of the undiscounted estimated future cash flows. In this circumstance, the Company would recognize an impairment loss equal to the difference between carrying value and the fair value of the asset.

Income Taxes – The Company is a C Corporation and files income tax returns with the U.S. Federal and Utah state jurisdictions. The Company accounts for income taxes under the provisions of ASC 715-60, “Accounting for Income Taxes”, requiring companies to account for deferred income taxes using the asset and liability method. Under such practices, the Company recognizes deferred tax assets and liabilities related to the future tax consequences attributable to ongoing differences between the financial statement carrying amount and tax basis of existing assets and liabilities. The effect of income tax credits, loss carry-forwards and changes in statutory tax rates are recognized in the periods that such amounts are expected to be realized.

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The Company adopted the provisions of ASC 740-10, “Accounting for Uncertainty in Income Taxes”. ASC 740-10 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements. ASC 740-10 requires a company to determine whether it is more-likely-than-not that a tax position will be sustained “when challenged” or “when examined” by the applicable taxing authority based upon the technical merits of the position. If the more-likely-than-not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements. As a result of the implementation of ASC 740-10, management performed a review of its material tax positions and determined that there were no unrecognized tax benefits which would materially affect the effective tax rate if recognized.

The Company will include interest and penalties arising from the underpayment of income taxes in the statements of income in the provision for income taxes. As of December 31, 2017, the Company had no accrued interest or penalties related to uncertain tax positions. Tax years that remain subject to examination are years 2016 and forward.

Income Tax of subsidiary – The Company adopts the laws of the country in which the subsidiary is located in accordance with the tax laws of the country.

Revenue Recognition - The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, the price to the customer is fixed or determinable, and collection of the resulting receivable is reasonably assured. These criteria are usually met at the time of product shipment.

Advertising - Advertising, promotions and marketing costs are charged to operations as incurred. Advertising expense for the year ended September 30, 2018 was $0.

Fair Value of Financial Instruments - The carrying amounts reported in the accompanying financial statements for cash equivalents, trade accounts receivable, accounts payable and accrued liabilities approximate fair value because of the immediate or short-term maturities of these financial instruments. The carrying amounts of the Company’s debt obligations approximate fair value based on current interest rates for instruments with similar terms.

NOTE 3 — ACCOUNTS RECEIVABLE, NET

	September 30,	December 31,
	2018	2017
Accounts receivable	$4,030	$869
Allowance for Doubtful Accounts	—	—
Accounts receivable, net	$4,030	$869

NOTE 4 — INVENTORIES

Inventories are stated at the lower of cost or market, computed using the first-in, first-out method. Inventories consist of the following:

	September 30,	December 31,
	2018	2017
Raw materials	$1,372	$719
Working-in-process	49	82
Total inventories	$1,421	$801

NOTE 5 — PROPERTY AND EQUIPMENT, NET

Property and equipment consist of the following:

	September 30,	December 31,
	2018	2017
Production equipment	$190	$87
Office Equipment	23	7
Vehicles	63	63
accumulated depreciation	(97)	(47)

Property and equipment, net	$179	$110

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NOTE 6 – STOCKHOLDERS’ EQUITY

The Company is authorized to issue 1,000,000 shares of $.001 par common stock. As of September 30, 2018, there were 200,000 shares issued, and outstanding.

NOTE 7 – COMMITMENTS AND CONTINGENCIES

The Company is subject to legal proceedings and claims that arise in the ordinary course of business. In the opinion of the Company’s management, the ultimate liability with respect to these proceedings and claims will not have a material adverse effect upon the Company’s financial position or results of operations.

NOTE 8 – SUBSEQUENT EVENTS

On October 05, 2018, Quest Solution, Inc. (Quest) entered into a purchase agreement (the “Purchase Agreement”) with the shareholders of the Company who are Walefar Investments, Ltd. (“Walefar”), and Campbeltown Consulting, Ltd., (“Campbeltown”), (Walefar and Campbeltown are collectively referred to as the “Sellers”). Pursuant to the Agreement, Quest purchased 100% of the capital stock of HTS Image Processing, Inc., a Delaware company (“HTS”) from the Sellers. As consideration, Quest (i) issued to the Sellers 22,452,954 shares of its common stock (“Common Stock”), having a value of $5,298,897 based on the average closing price of the common stock for the 20 days’ preceding the Purchase Agreement (the “Per Share Value”), (ii) cash in the amount of $300,000, and (iii) a 12 month convertible promissory note with a principal amount of $700,000 and an interest rate of six percent (6%) per annum (the “Note”). The Note also provides the Sellers the right to convert all or any portion of the then outstanding and unpaid principal amount and interest into fully paid and non-assessable shares of Quest’s common stock at a conversion price of $0.236. HTS is now a wholly owned subsidiary of Quest.

Subsequent to year end, the Company entered into an agreement with Beijer Electronics, Inc. wherein amounts previously recorded as an accounts payable was converted into a note payable. The balance converted from accounts payable was $1,267,527. The terms of the note are as follows: $400,000 payment made at the time of the agreement and the balance paid over a 12 month period of time with an interest rate to be determined later.

NOTE 9 – ACQUISITION OF HI-TECH SOLUTIONS, LTD

Effective January 1, 2018, the Company purchased Hi-Tech Solutions, ltd, an Israeli Limited Liability Company for $4,300,000. The purchase price was paid in cash over a 9 month period with $2,100,000 being paid at closing, $1,000,000 being paid three months after closing and the balance paid in tranches over the next twelve months.

The Company is currently evaluating the fair values to assign to the acquired, identifiable assets and liabilities. The purchase was entered into for purposes of acquiring additional technology and manufacturing capacity associated with computer vision imaging processing. The Company expects that approximately $1,700,000 will be allocated to identifiable assets and liabilities and that the balance of the purchase price will be allocated to Intellectual Property and to Goodwill.

In accordance with ASC 805-10-25-13, the following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition and the preliminary allocation of the purchase price to the fair value of net assets acquired:

Accounts receivable, net	1,752
Inventory	618
Goodwill	2,684
Total purchase price allocated	$5,054

Accounts Payable and other Current Liabilities	$754
Long Term Debts Assumed	2,100
Promissory Note Issued	2,200
Total purchase price allocated	$5,054

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